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                                  EXHIBT 3.9

                            ARTICLES OF INCORPORATION
                                       OF
                           WICHITA MANUFACTURING, INC.

                                    * * * * *

     FIRST: That the name of the corporation is

                  WICHITA MANUFACTURING, INC.

     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name of this corporation's initial agent for service of process in the State of California is:

                  C T CORPORATION SYSTEM

     FOURTH: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is fifty thousand (50,000).

     FIFTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     IN WITNESS WHEREOF, the undersigned has executed these Articles this 10th day of November, 1992.

                                     /s/  G. COFER
                                     ----------------------------------
                                     G. Cofer, Sole Incorporator